                                                                   EXHIBIT 23(e)

CONSENT OF INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Summary -- ING Summary Selected Consolidated Financial Data", "Selected Consolidated Financial Data of ING", and "Experts" and to the use of our report dated April 3, 1997, in the Registration Statement (Form F-4) and related Prospectus/Proxy Statement of
ING Groep N.V. dated August   , 1997.

Amsterdam, The Netherlands
August 21, 1997

/s/ KPMG Accountants N.V.